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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 Amendment No.1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        ANTEON INTERNATIONAL CORPORATION

             (Exact name of registrant as specified in its charter)


             Delaware                                      13-3880755
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   (State of incorporation or                         (I.R.S. Employer or
          organization)                                Identification No.)

   3211 Jermantown Road, Suite 700
          Fairfax, Virginia                                 22030-2801
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(Address of principal executive offices)                    (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered
           -------------------                ------------------------------
      Preferred Stock Purchase Rights            New York Stock Exchange

     If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]

     If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-75884.

     Securities to be registered pursuant to Section 12(g) of the Act: None. Rights to Purchase

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

         Anteon International Corporation, a Delaware corporation (the "COMPANY"), is amending the Registration Statement on Form 8-A relating to its Preferred Stock Purchase Rights (the "PURCHASE RIGHTS") filed with the Securities and Exchange Commission on March 4, 2002 (the "FORM 8-A").

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
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         Item 1 of the Form 8-A is hereby amended by adding the following:

         On December 13, 2005, the Company entered into an Agreement and Plan of Merger, dated December 13, 2005 (as the same may be amended from time to time, the "MERGER AGREEMENT"), with General Dynamics Corporation ("GENERAL DYNAMICS") and Avenger Acquisition Corporation, a wholly-owned subsidiary of General Dynamics ("MERGER SUB"), pursuant to which Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of General Dynamics. In connection therewith, the Company entered into Amendment No. 1, dated as of December 13, 2005 (the "AMENDMENT") to the Rights Agreement, dated as of March 15, 2002 (the "RIGHTS AGREEMENT"), between the Company and American Stock Transfer & Trust Company, as rights agent. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement.

         The Amendment amends the Rights Agreement so that neither General Dynamics, Merger Sub nor any of their respective affiliates or associates shall be deemed to be an Acquiring Person, no Section 11(a)(ii) Event, Section 13(a) Event, Separation Date, Shares Acquisition Date or Triggering Event shall occur or be deemed to occur and no holder of any Rights shall be entitled to exercise such Rights pursuant to any of Sections 3(a), 7(a), 11(a) or 13 of the Rights Agreement by reason of the approval, execution, delivery, public announcement or performance of the Merger Agreement or the consummation of the transactions contemplated thereby. The Amendment further provides that the Rights will expire immediately prior to the Effective Time (as defined in the Merger Agreement).

         The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as an exhibit hereto, and is expressly incorporated herein by reference.


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Item 2.  EXHIBITS.
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                Item 2 is hereby amended by adding the following:

                The following exhibits are filed as part of this Registration Statement on Form 8-A/A:


EXHIBIT
NUMBER   DESCRIPTION
------   -----------

4.3* Amendment No. 1 to the Rights Agreement, dated as of December 13, 2005 by and between Anteon International Corporation and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Anteon International Corporation on December 14, 2005).


*Filed herewith.

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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     ANTEON INTERNATIONAL CORPORATION
                                     (Registrant)



Date: March 30, 2006                 By: /s/ Curtis L. Schehr
                                         --------------------------------
                                         Name:  Curtis L. Schehr
                                         Title: Senior Vice President,
                                                Secretary and General Counsel

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EXHIBIT
NUMBER   DESCRIPTION
------   -----------

4.3* Amendment No. 1 to the Rights Agreement, dated as of December 13, 2005 by and between Anteon International Corporation and American Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Anteon International Corporation on December 14, 2005).


*Filed herewith.